EuroPacific Growth Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K1 and 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74T, 74U1 and 74U2, 74V1 and 74V2, and 75B complete answers are as follows:

Item 48K1 and 48K2
Advisory Contract ($000’s omitted)

K1) Maximum Asset Value	$115,000,000
K2) Maximum Fee Rate	0.3970

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F-1	$0
Class F-2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F-1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F-1	$0
Class F-2	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F-1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,163,791
Class B	34,326
Class C	86,336
Class F-1	221,357
Class F-2	11,905
Total	1,517,715
Class 529-A	18,024
Class 529-B	2,401
Class 529-C	7,263
Class 529-E	1,012
Class 529-F-1	1,181
Class R-1	5,004
Class R-2	29,102
Class R-3	149,982
Class R-4	256,848
Class R-5	464,203
Total	935,020

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$37.48
Class B	$36.80
Class C	$36.39
Class F-1	$37.31
Class F-2	$37.50
Class 529-A	$37.24
Class 529-B	$36.43
Class 529-C	$36.37
Class 529-E	$36.90
Class 529-F-1	$37.28
Class R-1	$36.24
Class R-2	$36.37
Class R-3	$36.80
Class R-4	$36.95
Class R-5	$37.56

Item 75B
Average net assets during the current reporting period ($000’s omitted)

B) Monthly average (for all other funds)	$111,082,184